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                                                               EXHIBIT 4.7.5




                                  $145,000,000

                       13-3/4% Senior Subordinated Notes

                                    due 2001


                             ______________________

                          FIFTH SUPPLEMENTAL INDENTURE

                           Dated as of ________, 1995

                                       to

                                   INDENTURE

                           Dated as of June 15, 1991
                             ______________________

                            RALPHS GROCERY COMPANY;
            as successor by merger to Food 4 Less Supermarkets, Inc.

                                      and

                             SUBSIDIARY GUARANTORS

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                    Trustee





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                 This FIFTH SUPPLEMENTAL INDENTURE to the Indenture (as defined below) (the "Fifth Supplemental Indenture") is dated as of _________, 1995, and is made by and among Ralphs Grocery Company, a Delaware corporation, as successor by merger to Food 4 Less Supermarkets, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined in the Indenture), and United States Trust Company of New York (the "Trustee").

                                    RECITALS

                 A. Pursuant to an Indenture dated June 15, 1991 (the "Indenture") between the Company, the Subsidiary Guarantors and the Trustee, the Company issued $145,000,000 principal amount of its 13-3/4% Senior Subordinated Notes due 2001.

                 B. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                 C. Pursuant to the Agreement and Plan of Merger dated September 14, 1994, as amended, the Company merged with and into Ralphs Supermarkets, Inc. ("RSI"), and immediately thereafter Ralphs Grocery Company ("RGC"), which was a wholly-owned subsidiary of RSI, merged with and into RSI and RSI changed its name to Ralphs Grocery Company (together, the "Merger").

                 D. The Merger was a transaction subject to the requirements of Section 6.01 of the Indenture. Section 6.02 of the Indenture provides that upon any merger subject to Section 6.01 thereof, the successor person into which the Company is merged shall succeed to and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such successor person had been named as the Company therein. Section 6.02 also provides that when a successor corporation assumes all of the obligations of the Company under the Indenture and under the Securities, and agrees to be bound thereby, the predecessor shall be released from such obligations. The sole purpose of this Fifth Supplemental Indenture is to allow Ralphs Grocery Company, as the successor person to the Company in the Merger, to assume the obligations of the Company under the Indenture.

                 E. The Company and the Subsidiary Guarantors, being duly authorized by a Board Resolution, and the Trustee are authorized to execute and deliver this Fifth Supplemental Indenture.

                 F. All the conditions and requirements necessary to make this Fifth Supplemental Indenture, when duly executed and delivered, a valid, binding agreement, enforceable in accordance with its terms, have been performed and fulfilled.

                 NOW, THEREFORE, it is agreed as follows:





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                 1.       Pursuant to Section 6.02, Ralphs Grocery Company, as
the successor person into which the Company has been merged in the Merger subject to Section 6.01, hereby succeeds to and is substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if Ralphs Grocery Company had been named as the Company therein. Ralphs Grocery Company hereby assumes all of the obligations of the Company under the Indenture and under the Securities and agrees to be bound thereby.
In accord with Section 6.02, the Company is released from such obligations.

                 2. This Fifth Supplemental Indenture shall be effective as of the date hereof upon consummation of the Merger.

                 3. This instrument may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute the instrument by signing such counterpart.

                 IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be signed and acknowledged by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.

                                  RALPHS GROCERY COMPANY
[Seal]
Attest:


________________________          ______________________________
                                  By:
                                  Its:

                                  SUBSIDIARY GUARANTORS

                                  CALA CO.
                                  CALA FOODS, INC.
                                  BELL MARKETS, INC.
                                  FOOD 4 LESS OF SOUTHERN
                                     CALIFORNIA, INC.
                                  ALPHA BETA COMPANY
                                  FOOD 4 LESS OF CALIFORNIA, INC.
                                  FALLEY'S, INC.
                                  FOOD 4 LESS MERCHANDISING, INC.
                                  FOOD 4 LESS GM, INC.
                                  BAY AREA WAREHOUSE STORES, INC.
[Seal]
Attest:


________________________          ______________________________
                                  By:
                                  Its:





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                                  UNITED STATES TRUST COMPANY
                                       OF NEW YORK
[Seal]
Attest:


________________________          ______________________________
                                  By:
                                  Its:





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